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                                                                  EXHIBIT (b)(2)



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Schedule 13E-3 pursuant to Section 13(e) of the Securities Exchange Act of 1934 of our Report of Independent Auditors dated February 25, 2000 which appears in First Independence Corporation's Annual Report on Form-10KSB for the year ended December 31, 1999.

                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                                   Crowe, Chizek and Company LLP



Grand Rapids, Michigan
April 19, 2000